Exhibit 5.2

Hogan Lovells US LLP 1835 Market Street, 29th Floor Philadelphia, PA 19103 T +1 267 675 4600 F +1 267 675 4601 www.hoganlovells.com

September 1, 2016

Board of Directors

Zynerba Pharmaceuticals, Inc.

80 W. Lancaster Avenue, Suite 300

Devon, PA 19333

Ladies and Gentlemen:

We are acting as counsel to Zynerba Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection in connection with the Company’s issuance of up to $30,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Shares”), from time to time and at various prices in an “at-the-market” offering pursuant to that certain Open Market Sale Agreement, dated September 1, 2016 (the “Agreement”), by and between the Company and Jefferies LLC (“Placement Agent”).  The Shares will be sold by the Company pursuant to the Company’s registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on September 1, 2016 (the “Registration Statement”), a base prospectus dated September 1, 2016 (the “Base Prospectus”), and a final prospectus supplement dated September 1, 2016, (together with the Base Prospectus, the “Prospectus”).  This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinions hereinafter expressed.  In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies).  As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on.  This opinion letter is given, and all statements herein are made, in the context of the foregoing.

This opinion letter is based as to matters of law solely on the Delaware General Corporation Law, as amended. We express no opinion herein as to any other statutes, rules or regulations.

Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) execution and delivery by the Company of the Agreement, (ii) effectiveness of the Registration Statement, (iii) issuance of the Shares pursuant to the terms of the Agreement, and (iv) receipt by the Company of the consideration for the Shares specified in the resolutions of the Board of Directors and the Pricing

Hogan Lovells US LLP is a limited liability partnership registered in the District of Columbia.  “Hogan Lovells” is an international legal practice that includes Hogan Lovells US LLP and Hogan Lovells International LLP, with offices in:  Alicante  Amsterdam  Baltimore  Beijing  Berlin  Brussels  Caracas  Colorado Springs  Denver  Dubai  Dusseldorf  Frankfurt  Hamburg  Hanoi  Ho Chi Minh City  Hong Kong  Houston  London  Los Angeles  Madrid  Miami  Milan  Moscow  Munich  New York  Northern Virginia  Paris  Philadelphia  Prague  Rome  San Francisco  Shanghai  Silicon Valley  Singapore  Tokyo  Ulaanbaatar  Warsaw  Washington DC  Associated offices: Budapest  Jakarta  Jeddah  Riyadh  Zagreb.  For more information see www.hoganlovells.com

Committee of the Board of Directors, the Shares will be validly issued, fully paid, and nonassessable.

This opinion letter has been prepared for use in connection with the filing by the Company of the Registration Statement and the Prospectus relating to the offer and sale of the Shares, and speaks as of the date hereof.  We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.2 to the Registration Statement and Prospectus and to the reference to this firm under the caption “Legal Matters” in the Prospectus constituting a part of the Registration Statement.  In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Act.

Very truly yours,

/s/ HOGAN LOVELLS US LLP
HOGAN LOVELLS US LLP